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Exhibit 10.4
                             EMERGENT GROUP, INC.
                        RESTRICTED STOCK AGREEMENT PLAN

         1. Purpose. The purpose of the Emergent Group, Inc. Restricted Stock Agreement Plan (the "Plan") is to provide additional incentives to members of the Board of Directors of Emergent Group, Inc. (the "Company"), who are not employees of the Company, to advance the interests of the Company and to enable it to attract and retain highly competent non-employee directors.

         2. Stock Subject to Plan.   The stock subject to the Plan shall be
shares of the Company's Common Stock, par value $.05 per share ("Shares") authorized for issuance by the Company but not issued at the time of the grant, Shares which shall have been reacquired by the Company, or any combination thereof. Subject to adjustment in accordance with the provisions of Section 8 hereof, the total amount of Shares which may be issued pursuant to Restricted Stock Agreements under the Plan shall not exceed in the aggregate 50,000 Shares. This limitation of 50,000 Shares shall be calculated as of the date hereof. Any Shares subject to a Restricted Stock Agreement under the Plan, which Agreement for any reason expires or is terminated as to such Shares, may again be subjected to a Restricted Stock Agreement under the Plan.

         3. Administration of Plan. The Plan shall be administered by the Company's Board of Directors (the "Board"). The Board shall have complete authority, consistent with and subject to the terms of this Plan, to: (i) interpret all terms and provisions of the Plan consistent with law; (ii) prescribe the form of instrument(s) evidencing Restricted Stock Agreements granted under this Plan; (iii) adopt, amend and rescind general and special rules and regulations for the Plan's administration; and (iv) make all other determinations necessary or advisable for the administration of the Plan.

         Any action which the Board is authorized to take may be taken without a meeting if all the members of the Board sign a written document authorizing such action to be taken, unless different provision is made by the By-Laws of the Company or by resolution of the Board.

         The Board may designate selected Board members or certain employees of the Company as a committee (the "Committee") to assist the Board in the administration of the Plan and may grant authority to such persons to execute documents, including Restricted Stock Agreements, on behalf of the Board; subject in each such case to the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and any successor rule ("Rule 16b-3").

         No member of the Board or employee of the Company assisting the Board pursuant to the preceding paragraph shall be liable for any action taken or determination made in good faith.

         4. Eligibility and Grant. Restricted Stock Agreements of the Company hereunder may be granted only to those directors of the Company who, on the date of the grant, are not employees of the Company (each an "Eligible Director").

         On each Grant Date (as hereinafter defined), each Eligible Director shall automatically receive from the Company a Restricted Stock Agreement to purchase for $.05 per Share that number of Shares





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having a fair market value, as hereinafter defined, equal to Twelve Thousand
Dollars ($12,000). The Fair Market Value on the Grant Date for each Share shall be the price per share equal to the bid price obtained from the National Daily Quotation Service until such time as the Shares are listed for quotation on the Nasdaq National Market, and thereafter the Fair Market Value per Share shall be equal to the average of the high and low sales prices per Share reported on Nasdaq. For purposes of this Plan, the Grant Date shall be January 31 of each calendar year commencing with the 1996 calendar year (or, if January 31 is not a business day, the immediately preceding business day).

         Shares subject to a Restricted Stock Agreement may be purchased immediately commencing on the Grant Date and at any time and from time to time thereafter until and including the date which is the business day immediately preceding the tenth anniversary of the Grant Date. Notice of each Restricted Stock Agreement granted on a Grant Date shall be given to each Eligible Director within a reasonable time after the Grant Date. For purposes of this Plan, "business day" shall mean each day other than Saturday, Sunday and any day on which commercial banks are authorized or required by law to close in New York City.

         This Section 4 and Section 5 hereof and any other provision of this Plan which is subject to paragraph (c)(2)(ii)(B) of Rule 16b-3 (or any successor provision), shall not be amended more frequently than once every six months, other than to comport with changes in the Internal Revenue Code (the "Code"), the Employee Retirement Income Security Act, or the rules thereunder.

         5. Terms and Conditions of Restricted Stock Agreement. Each Restricted Stock Agreement which may be awarded to an Eligible Director shall be subject to the following terms and conditions:

                  (a) Acquisition of Shares. Each Restricted Stock Agreement shall provide for the acquisition of the Shares upon the satisfaction of the terms and conditions set forth in such Agreement and in this Plan.

                  (b) Price. The price of the Shares which may be purchased by the Eligible Director pursuant to a Restricted Stock Agreement shall be five cents ($.05) per Share.

                  (c) Transferability. Shares subject to a Restricted Stock Agreement shall initially be non-transferable and subject to forfeiture as provided herein. The Restricted Stock Agreement shall set forth the schedule pursuant to which the Shares shall become freely transferable and not subject to the risk of forfeiture. Shares granted to a recipient shall become freely transferable and shall no longer be subject to forfeiture at a rate of twenty percent (20%) of the total number of the Shares covered by such Agreement on each of the five anniversaries of the Grant Date, beginning with the first anniversary of such grant; provided, forfeiture provisions and transfer restrictions shall terminate in the case of participants who cease to serve on the Board of Directors of the Company after attaining 70 years of age.

                  (d) Forfeiture of Right to Purchase Shares. If an Eligible Director's service on the Board of Directors of the Company is terminated for any reason other than death, "total and permanent disability", or otherwise terminated after attaining 70 years of age, prior to the scheduled termination of transferability restrictions as provided herein on all Shares subject thereto, Shares subject to a Restricted

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Stock Agreement which are not yet freely transferable shall be canceled and returned to the Company. Total and permanent disability means a physical or mental condition of a participant resulting from bodily injury, disease, or mental disorder which renders him or her incapable of continuing his or her usual and customary duties of service on the Board of Directors of the Company. Disability shall be determined by a licensed physician selected by the Board or Committee.

                  (e) Death or Total and Permanent Disability. If an Eligible Director's service on the Board of Directors of the Company is terminated as a result of his death or total and permanent disability, (i) the risk of forfeiture of the right to purchase Shares under any Restricted Stock Agreement of such person shall terminate, (ii) all Shares represented by such Restricted Stock Agreement shall immediately become freely transferable, and (iii) such person, or such person's personal representative, shall have the right to purchase the Shares covered by such Agreement upon the terms set forth in such Agreement, without regard to the provisions for forfeiture set forth therein, at any time within six months after such person's death or total and permanent disability. Such Restricted Stock Agreement shall be canceled and of no further force or effect upon the expiration of six months after such person's death or total and permanent disability.

                  (f) Non-Assignable. No rights under a Restricted Stock Agreement shall be assignable except as specifically provided herein. Notwithstanding anything to the contrary herein, no such Agreement be sold, assigned or transferred except: (i) by will; (ii) by the laws of descent and distribution; or (iii) pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or in Title I of the Employee Retirement Income Security Act, or the rules thereunder.

                  (g) Change of Control. Unless specifically stated otherwise in the Restricted Stock Agreement, the risk of forfeiture applicable to the right to purchase Shares under such Agreement shall lapse upon a Change of Control of the Company. For purposes of this Plan, a "Change of Control" means a change of control required to be reported in response to Item 6(e) of
Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, or any merger, tender offer, consolidation or sale of substantially all of the assets of the Company or related series of such events, as a result of which
(i) the Shareholders of the Company immediately prior to such event hold less than 50% of the outstanding voting securities of the Company or its survivor or successor after such event; (ii) persons holding less than 20% of the Company's outstanding voting securities immediately prior to such event own more than 50% of the outstanding voting securities of the Company or its survivor or successor after such event; or (iii) persons constituting a majority of the Board were not directors for at least the 24 preceding months.

         6. No Right to Vote or Receive Dividends. No person shall have rights with respect to any Shares which he has a right to purchase under a Restricted Stock Agreement unless and until he acquires such Shares under the terms of such Agreement and certificates representing such Shares are duly issued to him; provided, however, that such person shall have the right to vote such Shares and receive any dividends (cash or otherwise) paid thereon regardless of whether or not such Shares are freely transferable unless and until such Shares have been canceled as provided under Section 5 hereof.

         7. No Right to Continue as Director. Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, shall confer upon any director participant





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under the Plan any right to continue as a director of the Company, or shall in any way affect the right and power of the Company to terminate the position with the Company of any participant under this Plan at any time with or without assigning a reason therefor to the same extent as the Company might have done if this Plan had not been adopted.

         8. Arbitration. Any dispute between the Company and a holder of a Restricted Stock Agreement arising out of this Plan or any Restricted Stock Agreement shall be submitted to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Such arbitration award shall be binding upon the parties.

         9. Recapitalization; Stock Dividends; Etc. The aggregate number of Shares as to which purchase rights may be granted from time to time hereunder shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of shares or other capital adjustment; or the payment of a stock dividend or other increase or decrease in such Shares, effected without receipt of consideration by the Company. In the event of a change in the shares of Common Stock which is limited to a change in the par value thereof, or from par value to no par value, without increase in the number of issued shares of Common Stock, the Shares resulting from any such change shall be deemed to be Shares within the meaning of the Plan.

         10. Termination and Amendment. This Plan may be terminated by the Board at any time; provided, however, that no termination shall affect existing Restricted Stock Agreements. Subject to the provisions of Section 3 hereof, the Board or Committee may at any time and from time to time modify and amend the Plan in any respect consistent with applicable law; provided, however, that no such amendment shall, without the consent of an participant, affect his or her rights under an existing Restricted Stock Agreement; and provided further that the Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

         11. Effective Date. This Plan shall be effective on date of its adoption by the Board.





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SAMPLE RESTRICTED STOCK AGREEMENT


         Emergent Group, Inc. (the "Company") hereby grants to ________________________ (the "Holder"), in accordance with the terms and provisions of the Emergent Group, Inc. Restricted Stock Agreement Plan (the "Plan"), the right to purchase ________ shares of the common stock of the Company (the "Shares") for total consideration of $.05 per share upon the terms and conditions set forth below:

         1. Right to Purchase Shares. The Holder shall be entitled to purchase the Shares immediately for the price of $0.05 per share. The Shares shall initially be non-transferable; provided that twenty percent (20%) of such Shares shall become freely transferable on each of the five anniversaries of the date of this Agreement.

         2. Forfeiture of Right to Purchase Shares. The right to purchase Shares hereunder shall be forfeited, all Shares purchased hereunder which are not freely transferable shall be canceled, and this Agreement shall terminate and be of no further force or effect if the Holder's service on the Board of Directors of the Company is terminated for any reason, except in certain cases of the Holder's death, disability, or retirement from service on the Board of Directors after attaining 70 years of age of as set forth in the Plan.

         3. Nontransferability of this Agreement. Neither this Agreement nor any right to purchase Shares hereunder may be sold, assigned, or transferred, either voluntarily by the Holder or by operation of law, except: (i) by will;
(ii) by the laws of descent and distribution; or (iii) pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or in Title I of the Employee Retirement Income Security Act, or the rules thereunder.

         4. Income Tax Withholding. The Company shall be entitled to withhold from any payments due to the Holder and/or to require Holder to pay over to the Company such amounts as the Company may be required to pay over to the Internal Revenue Service, or any state income tax authority, with respect to the Holder's income tax liabilities arising out of his purchase of the Shares and/or lapse of restrictions with respect to the right to purchase the Shares.

         5. Emergent Group, Inc. Restricted Stock Agreement Plan. The terms and provisions of the Plan are hereby incorporated into and made a part of this Agreement by reference.

         IN WITNESS WHEREOF, the Agreement is executed this ____ day of _____________, 19__.

                                        EMERGENT GROUP, INC.

                                        By:
                                            --------------------------------

I hereby accept this Restricted Stock Agreement and acknowledge receipt of a signed copy of this Agreement and the Company's Restricted Stock Agreement Plan.